Exhibit 2.h

EXECUTION VERSION

GLADSTONE INVESTMENT CORPORATION

1,440,0000

Shares of Preferred Stock

UNDERWRITING AGREEMENT

November 5, 2014

Janney Montgomery Scott LLC

As representative of the several underwriters named in Exhibit A

1717 Arch Street

Philadelphia, PA 19103

Ladies and Gentlemen:

Gladstone Investment Corporation, a Delaware corporation (the “Company”), Gladstone Management Corporation, a Delaware corporation (the “Adviser”), and Gladstone Administration LLC, a Delaware limited liability company (the “Administrator”) each confirms with Janney Montgomery Scott LLC (“Janney”) and each of the other underwriters named in Exhibit A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 8 hereof), for whom Janney is acting as the representative (in such capacity, the “Representative”), with respect to the issuance and sale by the Company of a total of 1,440,000 shares (the “Initial Securities”) of the Company’s 6.75% Series B Cumulative Term preferred stock, $0.001 par value per share (the “Preferred Stock”), and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of Initial Securities set forth opposite their respective names in Exhibit A hereto, and with respect to the grant by the Company to the Underwriters of the option described in Section 3(b) hereof to purchase all or any part of 216,000 additional shares of Preferred Stock (the “Option Securities”) to cover over-allotments, if any. The Initial Securities to be purchased by the Underwriters and all or any part of the Option Securities are hereinafter called, collectively, the “Securities.”

The Company has entered into an investment advisory and management agreement, dated as of June 22, 2005 (as most recently re-approved through August 31, 2015 by the board of directors of the Company at a meeting on July 15, 2014, the “Investment Advisory Agreement”), with the Adviser. The Company has entered into an administration agreement, dated as of June 22, 2005 (the “Administration Agreement”), with the Administrator.

The Company has filed, pursuant to the Securities Act of 1933, as amended (collectively with the rules and regulations of the Commission promulgated thereunder, the “1933 Act”), with the U.S. Securities and Exchange Commission (the “Commission”) a universal shelf registration statement on Form N-2 (File No. 333-181879), which registers the offer and sale of certain securities to be issued from time to time by the Company, including the Securities.

The registration statement as amended, including the exhibits and schedules thereto, at the time it became effective on September 4, 2014 and any post-effective amendment thereto and including any information contained in a prospectus subsequently filed with the Commission pursuant to Rule 497 under the 1933 Act (“Rule 497”) with respect to the offer, issuance and/or sale of the Securities and deemed to be a part of the registration statement at the time of effectiveness pursuant to Rule 430C under the 1933 Act, and also including any Rule 462(b) Registration Statement filed pursuant to Rule 462(b) under the 1933 Act (“Rule 462(b)”), is hereinafter referred to as the “Registration Statement.” The prospectus included in the Registration Statement at the time it became effective is hereinafter referred to as the “Base Prospectus.” The Company has prepared and filed with the Commission in accordance with Rule 497 a “Preliminary Prospectus Supplement,” which means the preliminary prospectus supplement used in connection with the offer of the Securities and filed with the Commission pursuant to Rule 497 prior to execution and delivery of this Agreement. “Final Prospectus Supplement” means the prospectus supplement containing all information omitted from the Base Prospectus and Preliminary Prospectus Supplement pursuant to Rules 430B or 430C under the 1933 Act which will be filed with the Commission pursuant to Rule 497. “Prospectus” means, collectively, the Base Prospectus and Final Prospectus Supplement. Any reference herein to the Registration Statement, the Base Prospectus, the Preliminary Prospectus Supplement, the Final Prospectus Supplement or the Prospectus shall be deemed to refer to and include any supplements or amendments thereto, filed with the Commission after the date of filing of the Final Prospectus Supplement under Rule 497, and prior to the termination of the offering of the Securities by the Underwriters.

All references in this Agreement to the Registration Statement, the Prospectus or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (EDGAR).

In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereby agree as follows:

1. Representations and Warranties of the Company. The Company, the Adviser and the Administrator, jointly and severally, represent and warrant to and agree with the Underwriters as of the date of this Agreement, as of the Applicable Time, as of the Closing Date and as of each Option Closing Date (as such term is defined in Section 3(b) hereof), as follows:

(a) A registration statement on Form N-2 (File No. 333-181879) with respect to the Securities has been prepared by the Company in conformity with the requirements of the 1933 Act, has been filed with the Commission and has been declared effective. The Company meets the requirements of and complies with the conditions for the use of Form N-2 under the 1933 Act. Copies of the Registration Statement, including any amendments thereto, the preliminary prospectuses (meeting the requirements of the Rules and Regulations) contained therein and the exhibits, financial statements and schedules, as finally amended and revised, have heretofore been delivered by the Company to the Representative. As of the Applicable Time (as defined below), the Base Prospectus and the Preliminary Prospectus Supplement and the information included on Exhibit B hereto, all considered together (collectively, the “General Disclosure Package”), and as of the date of its effectiveness, the Registration Statement, did not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the General Disclosure Package or the Registration Statement in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Underwriters through the Representative, specifically for use therein, it being understood and agreed that the only such information is that described in Section 7 herein. As of the Closing Date (defined below) and as of each Option Closing Date, the Registration Statement, the General Disclosure Package and the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement, the General Disclosure Package or the Prospectus in reliance upon, and in conformity with, written information furnished by or on behalf of any Underwriters through the Representative, specifically for use therein, it being understood and agreed that the only such information is that described in Section 7 herein. As used in this subsection and elsewhere in this Agreement, the term “Applicable Time” means 8:45 A.M. (New York time) on the date of this Agreement or such other time as agreed to by the Company and the Representative.

The Commission has not issued an order preventing or suspending the use of the Base Prospectus, the Preliminary Prospectus Supplement or the Prospectus relating to the proposed offering of the Securities, and no proceeding for that purpose or pursuant to Section 8A of the 1933 Act has been instituted or, to the Company’s knowledge, threatened by the Commission. The Registration Statement contains, and the Prospectus and any amendments or supplements thereto contain and will contain, all statements which are required to be stated therein by, and conform, and will conform to, the requirements of the 1933 Act. The Registration Statement and any amendment thereto do not, and will not, contain any untrue statement of a material fact and do not omit, and will not omit, to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. At the respective times the Registration Statement, and any subsequent post-effective amendment thereto, became effective, at the Closing Time and as of each Option Closing Time (if any), the Prospectus and any amendments and supplements thereto do not contain, and will not contain, any untrue statement of a material fact; and do not omit, and will not omit, to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriters through the Representative, specifically for use therein, it being understood and agreed that the only such information is that described in Section 7 herein.

(b) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own or lease its properties and conduct its business as currently carried on and described in the Registration Statement, the General Disclosure Package, and the Prospectus. Each of the Company’s consolidated subsidiaries (collectively, the “Subsidiaries”) has been duly organized and is validly existing as a limited liability company or corporation in good standing under the laws of its jurisdiction of organization, with all requisite power and authority to own or lease its properties and conduct its business as currently carried on and described in the Registration Statement, the General Disclosure Package and the Prospectus, except where the Subsidiaries’ failure to be so qualified would not (i) have, individually or in the aggregate, a material adverse effect on the earnings, business, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and the Subsidiaries, taken as a whole, or (ii) prevent the consummation of the transactions contemplated hereby (the occurrence of any such effect or any such prevention described in the foregoing clauses (i) and (ii) being referred to as a “Company Material Adverse Effect”). Each of the Company and each of the Subsidiaries is duly qualified to transact business in all jurisdictions in which the conduct of its business requires such qualification, except for such jurisdictions where failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Company Material Adverse Effect. The outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are wholly owned by the Company or another Subsidiary free and clear of all liens, encumbrances and equities and claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in the Subsidiaries are outstanding. As of September 30, 2014, the Company did not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or other entity other than those corporations or other entities described in the Registration Statement, the General Disclosure Package, and the Prospectus under the caption “Portfolio Companies” (each a “Portfolio Company” and collectively, the “Portfolio Companies”) and the Subsidiaries listed in Item 28 of the Registration Statement. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, as of the respective dates set forth therein, the Company does not control (as such term is defined in Section 2(a)(9) of the Investment Company Act of 1940, as amended (collectively with the rules and regulations of the Commission promulgated thereunder, the “1940 Act”)), any of the Portfolio Companies.

(c) The outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and non-assessable; the Securities to be issued and sold by the Company hereunder have been duly authorized and, when issued and paid for as contemplated herein, will be validly issued, fully paid and non-assessable; and no preemptive rights of stockholders exist with respect to any of the Securities or the issue and sale thereof. Neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of Preferred Stock or any other class of securities of the Company.

(d) The information set forth under the caption “Description of Our Securities” in the Registration Statement, the General Disclosure Package and the Prospectus, insofar as such statements purport to summarize certain provisions of the 1940 Act, Delaware law and the Securities, fairly and accurately summarize such provisions in all material respects. All of the Securities materially conform to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus. The form of certificates for the Securities conforms to the General Corporation Law of the State of Delaware, to any requirements of the Company’s organizational documents, and to the listing requirements for the NASDAQ Global Select Market (“NASDAQ”). Subsequent to the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as otherwise specifically stated therein or in this Agreement or as would not reasonably be expected to result in a Company Material Adverse Effect, the Company has not: (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money; or (ii) declared or paid any dividend or made any other distribution on or in respect to its capital stock.

(e) The Company has duly authorized, executed and delivered and currently is a party to or payee with respect to the promissory notes and other agreements evidencing the investments described in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Portfolio Companies” (each a “Portfolio Company Agreement”). Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, and to the Company’s knowledge, each Portfolio Company is current in all material respects with all its obligations under the applicable Portfolio Company Agreements, no event of default (or a default which with the giving of notice or the passage of time would become an event of default) has occurred under such agreements, except to the extent that any such failure to be current in its obligations and any such default would not reasonably be expected to result in a Company Material Adverse Effect.

(f) The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the offering and sale of the Securities other than the Registration Statement, the General Disclosure Package and the Prospectus or other materials, if any, permitted by the 1933 Act or the 1940 Act.

(g) The consolidated financial statements of the Company and the Subsidiaries, together with related notes and schedules as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, present fairly in all material respects the financial position and the results of operations and cash flows of the Company and the consolidated Subsidiaries, at the indicated dates and for the indicated periods. Such financial statements and related schedules have been prepared in accordance with generally accepted principles of accounting (“GAAP”), consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary and selected consolidated financial and statistical data included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein, and such data have been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company. All disclosures contained in the Registration Statement, the General Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the 1933 Act) comply with Regulation G of the Securities Exchange Act of 1934, as amended (collectively with the rules and regulations of the Commission promulgated thereunder, the “Exchange Act”), and Item 10 of Regulation S-K under the 1933 Act, to the extent applicable. The Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” within the meaning of the Financial Accounting Standards Board’s Accounting Standards Codification Topic 810), which are not disclosed in the Registration Statement, the General Disclosure Package and the Prospectus. There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement or the Prospectus that are not included as required.

(h) PricewaterhouseCoopers, LLP, who has certified certain of the financial statements filed with the Commission as part of the Registration Statement, the General Disclosure Package and the Prospectus, are an independent registered public accounting firm with respect to the Company and the Subsidiaries within the meaning of the 1933 Act and the Public Company Accounting Oversight Board (United States).

(i) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any of the Subsidiaries is aware of (i) any material weakness in its internal control over financial reporting or (ii) change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(j) Solely to the extent that the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the Commission and NASDAQ thereunder (the “Sarbanes-Oxley Act”), have been applicable to the Company, there is and has been no failure on the part of the Company to comply with any applicable provision of the Sarbanes-Oxley Act that would reasonably be expected to have a Company Material Adverse Effect.

(k) There is no action, suit, claim or proceeding pending or, to the Company’s knowledge, threatened against the Company or any of the Subsidiaries before any court or administrative agency or otherwise, which if determined adversely to the Company or any of the Subsidiaries would have a Company Material Adverse Effect, except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus.

(l) The Company and the Subsidiaries have good and marketable title to all of the properties and assets reflected in the consolidated financial statements hereinabove described or described in the Registration Statement, the General Disclosure Package and the Prospectus, subject to no lien, mortgage, pledge, charge or encumbrance of any kind, except those reflected in such financial statements or described in the Registration Statement, the General Disclosure Package and the Prospectus or which are not material in amount. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and the Subsidiaries are not party to any leases, except for such leases entered into after the effective date of the Prospectus and such leases that would not be reasonably likely to result in a Company Material Adverse Effect.

(m) The Company and the Subsidiaries have filed all federal, state, local and foreign tax returns which have been required to be filed and have paid all taxes indicated by such returns and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith and for which an adequate reserve for accrual has been established in accordance with GAAP, other than as set forth or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus, and except where the failure to so file or pay would not have a Company Material Adverse Effect. All tax liabilities have been adequately provided for in the financial statements of the Company, and the Company does not know of any actual or proposed additional material tax assessments.

(n) Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, there has not been any material adverse change or any development that is reasonably likely to involve a prospective material adverse change in the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and the Subsidiaries taken as a whole, whether or not occurring in the ordinary course of business, and there has not been any material transaction entered into, or any material transaction that is probable of being entered into, by the Company or the Subsidiaries, other than transactions in the ordinary course of business and changes and transactions described in the Registration Statement, the General Disclosure Package and the Prospectus, as amended or supplemented. The Company and the Subsidiaries have no material contingent obligations which are not disclosed in the Company’s financial statements which are included in the Registration Statement, the General Disclosure Package and the Prospectus.

(o) Neither the Company nor any of the Subsidiaries is or, with the giving of notice or lapse of time or both, will be as of the Applicable Time, the Closing Time and any Option Closing Time: (i) in violation of its certificate or articles of incorporation (including any certificate of designation), by-laws, certificate of formation, limited liability agreement, partnership agreement or other organizational documents or (ii) in violation of or in default under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound and, solely with respect to this clause (ii), which violation or default would have a Company Material Adverse Effect. The execution and delivery of this Agreement and the consummation of the transactions herein contemplated and the fulfillment of the terms hereof will not conflict with or result in a breach of (i) any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their respective properties is bound, (ii) or of the certificate of incorporation or bylaws of the Company or (iii) any law, order, rule or regulation, judgment, order, writ or decree applicable to the Company or any Subsidiary of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction, except in the case of clauses (i) and (iii) only, such conflicts, or breaches as would not, individually or in the aggregate, have a Company Material Adverse Effect.

(p) The execution and delivery of, and the performance by the Company, the Adviser and the Administrator of their obligations under, this Agreement have been duly and validly authorized by all necessary corporate action on the part of the Company, the Adviser and the Administrator, and this Agreement has been duly executed and delivered by the Company, the Adviser and the Administrator.

(q) Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated (except (i) such additional steps as may be required by the Financial Industry Regulatory Authority (“FINRA”), (ii) the filing of a certificate of designation of the Company establishing and fixing the rights and preferences of the Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Delaware, (iii) the approval by NASDAQ of the Securities; or (iv) such additional steps as may be necessary to qualify the Securities for public offering by the Underwriters under state securities or Blue Sky laws) has been obtained or made and is in full force and effect.

(r) The Company, the Adviser and the Administrator and each of the Subsidiaries hold all material licenses, certificates and permits from governmental authorities which are necessary to the conduct of their businesses as described in the Registration Statement, the General Disclosure Package and the Prospectus, except where the failure to hold such licenses, certificates or permits would not have a Company Material Adverse Effect; the Company, the Adviser, the Administrator and the Subsidiaries each own or possess rights to use all patents, patent rights, trademarks, trade names, service marks, service names, copyrights, license rights, know-how (including trade secrets and other unpatented and unpatentable proprietary or confidential information, systems or procedures) and other intellectual property rights (“Intellectual Property”) necessary to carry on their businesses as described in the Registration Statement, the General Disclosure Package and the Prospectus in all material respects; none of the Company, the Adviser, the Administrator or any of the Subsidiaries has infringed, and none of the Company, the Adviser, the Administrator or the Subsidiaries has received notice of conflict with, any Intellectual Property of any other person or entity. None of the technology employed by the Company, the Adviser or the Administrator has been obtained or is being used by the Company, the Adviser or the Administrator in violation of any contractual obligation binding on the Company, the Adviser, the Administrator or any of their respective officers, directors or employees or otherwise in violation of the rights of any persons; none of the Company, the Adviser or the Administrator has received any written or oral communications alleging that the Company has violated, infringed or conflicted with, or, by conducting its business as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, would violate, infringe or conflict with, any of the Intellectual Property of any other person or entity, except for such violations, infringements or conflicts that would not have a Company Material Adverse Effect. Except as disclosed in the Registration Statement and the Prospectus and except as would not reasonably be expected to result in a Company Material Adverse Effect, none of the Company, the Adviser or the Administrator knows of any infringement by others of Intellectual Property owned by or licensed to the Company, the Adviser or the Administrator.

(s) Neither the Company, nor to the Company’s knowledge, any of its affiliates, has taken or will take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of shares of the Preferred Stock to facilitate the sale or resale of the Securities. The Company acknowledges that the Underwriters may engage in passive market making transactions in the Securities on NASDAQ in accordance with Regulation M under the Exchange Act.

(t) The terms of the Investment Advisory Agreement and the Administration Agreement, including compensation terms, comply in all material respects with all applicable provisions of the 1940 Act and the Investment Advisers Act of 1940, as amended, and the rules and regulations thereunder (collectively, the “Advisers Act”), and the approvals by the board of directors and the Company’s stockholders, as applicable, of the Investment Advisory Agreement have been obtained in accordance with the requirements of Section 15 of the 1940 Act applicable to companies that have elected to be regulated as business development companies under the 1940 Act.

(u) The Company and each of its Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(v) The Company has established and maintains “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act); the Company’s “disclosure controls and procedures” are reasonably designed to ensure that all material information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Exchange Act, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of the Company required under the Exchange Act.

(w) The statistical, industry-related and market-related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived.

(x) The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any or its Subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

(y) Neither the Company nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(z) The Company and each of the Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as the Company deems adequate for the conduct of their respective business and the value of their respective properties and as is customary for companies engaged in similar businesses.

(aa) Each of the Company, the Adviser, the Administrator and each Subsidiary is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company and each Subsidiary would have any liability; the Company and each Subsidiary has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company or any Subsidiary would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would reasonably be expected to cause the loss of such qualification.

(bb) To the Company’s knowledge, there are no affiliations or associations between any member of FINRA and any of the Company’s officers, directors or 5% or greater securityholders except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus.

(cc) There are no relationships or related-party transactions involving the Company or any of the Subsidiaries or any other person required to be described in the Registration Statement, the General Disclosure Package or the Prospectus which have not been described as required.

(dd) Neither the Company nor any of the Subsidiaries has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law, which violation is required to be disclosed in the Registration Statement, the General Disclosure Package or the Prospectus.

(ee) As of the date hereof, there are no outstanding personal loans made, directly or indirectly, by the Company to any director or executive officer of the Company.

(ff) Any advertising, sales literature or other promotional material (including “prospectus wrappers,” “broker kits,” “road show slides” and “road show scripts” and “electronic road show presentations”) authorized in writing by or prepared by the Company to be used in connection with the public offering of the Securities (collectively, “Sales Material”) do not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading. Moreover, all Sales Material complies and will comply in all material respects with the applicable requirements of the 1933 Act (except that this representation and warranty does not apply to statements in or omissions from the Sales Material made in reliance upon and in conformity with information relating to the Underwriters furnished to the Company by the Underwriters expressly for use therein).

(gg) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus and the Company’s credit facility with Key Equipment Finance, Inc., no Subsidiary of the Company is prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company.

(hh) None of the Adviser, the Administrator, the Company, nor any of its Subsidiaries, nor any director, officer, agent, employee or affiliate of the Company or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such Persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Adviser, the Administrator, the Company, the Subsidiaries and their respective affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(ii) The Company and its Subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, access for disabled persons, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability under any Environmental Laws, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Company Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus. Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any of the Subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(jj) The Company has elected to be regulated as a business development company under the 1940 Act and has filed with the Commission, pursuant to Section 54(a) of the 1940 Act, a duly completed and executed Form N-54A (the “Company BDC Election”); the Company has not filed with the Commission any notice of withdrawal of the Company BDC Election pursuant to Section 54(c) of the 1940 Act; the Company BDC Election remains in full force and effect, and, to the Company’s actual knowledge, no order of suspension or revocation of such election under the 1940 Act has been issued or proceedings therefor initiated or threatened by the Commission. The operations of the Company are in compliance with the provisions of the 1940 Act applicable to business development companies, except where such non-compliance would not reasonably be expected to result in a Company Material Adverse Effect.

(kk) The Company is currently organized and operates in compliance in all material respects with the requirements to be taxed as, and has duly elected to be taxed as (which election has not been revoked), a regulated investment company under Subchapter M of the Code. The Company intends to direct the investment of the net proceeds received by it from the sale of the Securities in the manner specified in the Registration Statement, the General Disclosure Package and the Final Prospectus Supplement under the caption “Use of Proceeds” and in such a manner as to continue to comply with the requirements of Subchapter M of the Code.

(ll) There are no contracts or documents that are required to be described in the Registration Statement, the General Disclosure Package and the Prospectus or to be filed as exhibits to the Registration Statement that have not been so described and filed as required. All descriptions of contracts or documents described in the Registration Statement, the General Disclosure Package and the Prospectus are accurate and complete in all material respects. Notwithstanding the foregoing, as of the date hereof, the Company has not filed this Agreement, the Certificate of Designation or the opinion of Company Counsel (as defined below) with respect to the legality of the Securities as exhibits to the Registration Statement, although all such exhibits will be filed by post-effective amendment pursuant to Rule 462(d) under the 1933 Act prior to Closing.

(mm) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus: (i) no person is serving or acting as an officer, director or investment adviser of the Company, except in accordance with the provisions of the 1940 Act and the Advisers Act; and (ii) to the knowledge of the Company, no director of the Company is an “interested person” (as defined in the 1940 Act) of the Company or an “affiliated person” (as defined in the 1940 Act) of the Underwriters.

(nn) The Preferred Stock, by the Closing Date, will be registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Preferred Stock under the Exchange Act, nor has the Company received any notification that the Commission or FINRA is contemplating terminating such registration or listing. The application for listing of the Preferred Stock for trading on NASDAQ has been filed by the Company.

(oo) The Securities conform to the provisions of the Certificate of Designation and the relative rights, preferences, interests and powers of such Securities are set forth in the Certificate of Designation. The Certificate of Designation has been, or by the Closing Date will be, duly authorized and executed by the Company in compliance with the General Corporation Law of the State of Delaware and filed by the Company with the Secretary of State of the State of Delaware. The Certificate of Designation is, or by the Closing will be, in full force and effect.

(pp) As of the date of this Agreement and on a pro forma basis, after giving effect to the issuance and sale of the Securities and the use of proceeds therefrom, the Company will be in compliance with the asset coverage requirements set forth in Section 61 of the 1940 Act.

(qq) This Agreement complies in all material respects with all applicable provisions of the 1940 Act. Any certificate signed by any officer of the Company, the Adviser or the Administrator and delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company, the Adviser or the Administrator (as applicable) to the Underwriters as to the matters covered thereby.

2. Representations and Warranties of the Adviser and the Administrator. The Adviser and the Administrator, jointly and severally, represent and warrant to the Underwriters as of the date of this Agreement, as of the Applicable Time, as of the Closing Date and as of each Option Closing Date, and agree with the Underwriters as follows:

(a) Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as otherwise stated therein, there has been no material adverse change in the financial condition, or in the earnings, business affairs, operations or regulatory status of the Adviser, the Administrator or any of their respective subsidiaries, whether or not arising in the ordinary course of business, that would reasonably be expected to result in a Company Material Adverse Effect, would otherwise reasonably be expected to prevent the Adviser from carrying out its obligations under the Investment Advisory Agreement (an “Adviser Material Adverse Effect”) or would otherwise reasonably be expected to prevent the Administrator from carrying out its obligations under the Administration Agreement (an “Administrator Material Adverse Effect”).

(b) Each of the Adviser, the Administrator and each of their respective subsidiaries has been duly organized and is validly existing in good standing under the laws of the State of Delaware and has the power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; the Adviser has the corporate power and authority to execute and deliver and perform its obligations under the Investment Advisory Agreement; the Administrator has the power and authority to execute and deliver and perform its obligations under the Administration Agreement; and each of the Adviser, the Administrator and their respective subsidiaries is duly qualified to transact business as a foreign entity and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of ownership or leasing of its property or the conduct of business, except where the failure to qualify or be in good standing would not otherwise reasonably be expected to result in an Adviser Material Adverse Effect or an Administrator Material Adverse Effect, as applicable.

(c) The Adviser is duly registered with the Commission as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act or the 1940 Act from acting under the Investment Advisory Agreement for the Company as contemplated by the Registration Statement, the General Disclosure Package and the Prospectus. There does not exist any proceeding or, to the Adviser’s knowledge, any facts or circumstances the existence of which could reasonably be expected to lead to any proceeding, which might adversely affect the registration of the Adviser with the Commission.

(d) There is no action, suit or proceeding or, to the knowledge of the Adviser, the Administrator or any of their respective subsidiaries, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Adviser or the Administrator, threatened, against or affecting the Adviser or the Administrator which is required to be disclosed in the Registration Statement, the General Disclosure Package or the Prospectus (other than as disclosed therein), or which would reasonably be expected to result in an Adviser Material Adverse Effect or Administrator Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement, the Investment Advisory Agreement or the Administration Agreement; the aggregate of all pending legal or governmental proceedings to which the Adviser is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement and/or the Prospectus, including ordinary routine litigation incidental to their business, would not reasonably be expected to result in an Adviser Material Adverse Effect or an Administrator Material Adverse Effect, as applicable.

(e) None of the Adviser, the Administrator or any of their respective subsidiaries is (i) in violation of its organizational or governing documents or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Adviser or Administrator is a party or by which it or any of them may be bound, or to which any of the property or assets of the Adviser or the Administrator is subject (collectively, the “Agreements and Instruments”), or (iii) in violation of any law, statute, rule, regulation, judgment, order or decree except, in the case of clauses (ii) and (iii) only, for such violations or defaults that would not reasonably be expected to result in an Adviser Material Adverse Effect or Administrator Material Adverse Effect, as applicable; and the execution, delivery and performance of this Agreement, the Investment Advisory Agreement and the Administration Agreement and the consummation of the transactions contemplated herein and therein and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Use of Proceeds”) and compliance by the Adviser and the Administrator with their respective obligations hereunder and under the Investment Advisory Agreement and the Administration Agreement do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Adviser or the Administrator pursuant to the Agreements and Instruments except for such violations or defaults that would not reasonably be expected to result in an Adviser Material Adverse Effect or an Administrator Material Adverse Effect, as applicable, nor will such action result in any violation of the provisions of the bylaws or limited liability company operating agreement of the Adviser or Administrator, respectively; nor will such action result in any violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Adviser or the Administrator or any of their respective assets, properties or operations.

(f) This Agreement, the Investment Advisory Agreement and the Administration Agreement have been duly authorized, executed and delivered by the Adviser or the Administrator, as applicable. The Investment Advisory Agreement and the Administration Agreement are valid and binding obligations of the Adviser or the Administrator, as applicable, enforceable against them in accordance with their terms, except as the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or thereafter in effect relating to creditors’ rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

(g) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Adviser of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, (including the use of the proceeds from the sale of the Securities as described in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Use of Proceeds”), except such as have been already obtained under the 1933 Act and the 1940 Act or will be obtained by the Closing Time.

(h) The descriptions of the Adviser and the Administrator contained in the Registration Statement, the General Disclosure Package and the Prospectus do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

(i) The Adviser and the Administrator possess such licenses issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them (“Governmental Licenses”), except where the failure so to possess would not reasonably be expected to, singly or in the aggregate, result in an Adviser Material Adverse Effect or an Administrator Material Adverse Effect, as applicable; the Adviser and the Administrator are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in an Adviser Material Adverse Effect or an Administrator Material Adverse Effect, as applicable; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in an Adviser Material Adverse Effect or an Administrator Material Adverse Effect, as applicable; and neither the Adviser nor the Administrator has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in an Adviser Material Adverse Effect or an Administrator Material Adverse Effect, as applicable.

(j) Neither the Adviser nor the Administrator is aware that (i) any executive, key employee or significant group of employees of the Company, if any, the Adviser or the Administrator, as applicable, plans to terminate employment with the Company, the Adviser or the Administrator or (ii) any such executive or key employee is subject to any non-compete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company or the Adviser except where such termination or violation would not reasonably be expected to have an Adviser Material Adverse Effect or an Administrator Material Adverse Effect, as applicable.

3. Purchase, Sale and Delivery of the Securities.

(a) On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, the Company hereby agrees to sell to the Underwriters, severally and not jointly, the respective numbers of Initial Securities set forth opposite the name of the Underwriter in Exhibit A hereto, and each Underwriter, severally and not jointly, agrees to purchase the respective number of Initial Securities set forth opposite the name of such Underwriter on Exhibit A hereto, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 8 hereof, subject to such adjustments among the Underwriters as the Representative in its sole discretion shall make to eliminate any sales or purchases of fractional Securities, in each case at a purchase price of $24.125 per share (the “Purchase Price”).

(b) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to 216,000 Option Securities at a price per share equal to the Purchase Price referred to in Section 3(a) above; provided that the price per share for any Option Securities shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on such Option Securities. The option may be exercised only to cover over-allotment options in the sale of the Initial Securities by the Underwriters. The option hereby granted will expire at 11:59 P.M. (New York City time) on the 30th day after the date hereof and may be exercised on up to three occasions in whole or in part only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representative to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (an “Option Closing Date”) shall be determined by the Representative, but shall not be earlier than three or later than seven full business days after the exercise of said option, unless otherwise agreed upon by the Company and the Representative, nor in any event prior to the Closing Date. If the option is exercised as to all or any portion of the Option Securities, the Company will sell to the Underwriters that proportion of the total number of Option Securities then being purchased which the number of Option Securities set forth in Section 3(b), and each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Exhibit A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 8 hereof, bears to the total number of Initial Securities, subject in each case to such adjustments as the Representative in its discretion shall make to eliminate any sales or purchases of fractional shares.

(c) Payment of the purchase price for, and delivery of any certificates for, the Initial Securities shall be made at the offices of Dechert LLP at 1900 K Street, N.W., Washington, D.C. 20006 or at such other place as shall be agreed upon by the Representative and the Company, at 10:00 A.M. (New York City time) on November 13, 2014 (unless postponed in accordance with the provisions of Section 8), or such other time not later than ten business days after such date as shall be agreed upon by the Representative and the Company (such time and date of payment and delivery being herein called “Closing Date”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the Purchase Price for, and delivery of certificates for, such Option Securities shall be made at 10:00 A.M. (New York City time) at the above-mentioned offices, or at such other place as shall be agreed upon by the Representative and the Company, on each Option Closing Date.

Payment shall be made to the Company by wire transfer of immediately available funds to a single bank account designated by the Company against delivery to the Representative for the respective accounts of the Underwriters of the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. The Representative, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Date or the relevant Option Closing Date, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

(d) Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representative may request in writing at least two full business days before the Closing Date or the relevant Option Closing Date, as the case may be.

4. Expenses.

(a) The Company agrees to pay the reasonable costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), and the Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the General Disclosure Package, and the Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the costs and expenses incurred by the Company arising out of the marketing of the sale of the Securities to investors; (iv) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (v) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all closing documents printed (or reproduced) and delivered in connection with the offering of the Securities; (vi) the listing of the Securities on NASDAQ; (vii) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); and (viii) any filings required to be made with FINRA (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings). The Company further agrees to pay: (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including 1940 Act Counsel) for the Company; (x) solely in the event this Agreement is not terminated, the Underwriters’ non-accountable expenses equal to $25,000; and (xi) all other reasonable costs and expenses incurred by the Company, the Adviser or the Administrator incident to the performance by the Company of its obligations hereunder.

(b) Except in the event of a termination of this Agreement pursuant to Section 8, if this agreement is terminated by the Representative at any time prior to the Closing Date in accordance with the terms of this Agreement, the Company shall reimburse the Underwriters for all of their reasonable accountable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters, in an amount up to $25,000.

5. Agreements of the Company. The Company agrees with the Underwriters that:

(a) Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) post-effective amendment to the Registration Statement unless the Company has furnished the Representative a copy for its review prior to filing and will not file any such proposed amendment or supplement to which the Representative reasonably objects. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A under the 1933 Act, or filing of the Prospectus is otherwise required under Rule 497, the Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representative with the Commission pursuant to Rule 497 within the time period prescribed and will provide evidence satisfactory to the Representative of such timely filing. The Company will promptly advise the Representative (1) when the Prospectus, and any supplement thereto, will have been filed (if required) with the Commission pursuant to Rule 497 or when any Rule 462(b) Registration Statement will have been filed with the Commission, (2) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement will have been filed or become effective, (3) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) registration statement, or for any supplement to the Prospectus or for any additional information, (4) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or, to the knowledge of the Company, threatening of any proceeding for that purpose and (5) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(b) The Company will comply with the requirements of Rule 430B and 430C under the 1933 Act and will notify the Representative immediately, and confirm the notice in writing, of (i) the effectiveness of any post-effective amendment to the Registration Statement or any new registration statement relating to the Securities or the filing of any supplement or amendment to the Prospectus, (ii) the receipt of any comments from the Commission, (iii) any request by the Commission for any amendment to the Registration Statement or the filing of a new registration statement or any amendment or supplement to the Prospectus or for additional information, (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or such new registration statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will promptly effect the filings required under Rule 497, in the manner and within the time period required by Rule 497, notify the Representative of the filing thereof, and take such steps as it deems necessary to ascertain promptly whether the Prospectus transmitted for filing under Rule 497 was received for filing by the Commission and, in the event that it was not, it will promptly file the Prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(c) If at any time when the Prospectus is required by the 1933 Act or the Exchange Act to be delivered in connection with sales of the Securities, any event will occur or condition will exist as a result of which it is necessary, in the reasonable opinion of outside counsel to the Underwriters or the Company, to amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or to amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it will be necessary, in the reasonable opinion of such outside counsel, at any such time to amend the Registration Statement, to file a new registration statement, or to amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act, the Company will (i) promptly prepare and file with the Commission, such amendment, supplement or new registration statement as may be necessary to correct such statement or omission or to comply with such requirements, provided that the Company shall not make any filing to which the Representative reasonably objects, (ii) use its best efforts to have such amendment or new registration statement declared effective as soon as practicable, and (iii) furnish to the Representative, without charge, such number of copies of such amendment, supplement or new registration statement as the Representative may reasonably request.

(d) The Company will cooperate with the Representative in endeavoring to qualify the Securities for sale under the securities laws of such jurisdictions as the Representative may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose; provided the Company will not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent. The Company will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Representative may reasonably request for distribution of the Securities.

(e) The Company will deliver to, or upon the order of, the Representative, from time to time, as many copies of any Preliminary Prospectus as the Representative may reasonably request. The Company will deliver to, or upon the order of, the Representative during the period when delivery of a Prospectus is required under the 1933 Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representative may reasonably request. The Company will deliver to the Representative at or before the Closing Date, four signed copies of the Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Representative such number of copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested) and of all amendments thereto, as the Representative may reasonably request.

(f) The Company will comply with the 1933 Act and the Exchange Act so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and the Prospectus.

(g) If the General Disclosure Package is being used to solicit offers to buy the Securities at a time when the Prospectus is not yet available to prospective purchasers and any event will occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the General Disclosure Package in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or to make the statements therein not conflict with the information contained in the Registration Statement then on file, or if it is necessary at any time to amend or supplement the General Disclosure Package to comply with any law, the Company promptly will prepare, file with the Commission (if required) and furnish to the Underwriters and any dealers an appropriate amendment or supplement to the General Disclosure Package.

(h) The Company will make generally available to its security holders, as soon as it is practicable to do so, an earnings statement or statements (which need not be audited), which will satisfy the requirements of Section 11(a) of the 1933 Act and Rule 158 under the 1933 Act and will advise the Representative in writing when such statement has been so made available.

(i) No offering, sale, short sale or other disposition of any shares of Preferred Stock of the Company or other securities convertible into or exchangeable or exercisable for shares of Preferred Stock or derivative of Preferred Stock (or agreement for such) will be made for a period of 60 days after the date of the Prospectus, directly or indirectly, by the Company otherwise than hereunder or with the prior written consent of the Representative. Notwithstanding the foregoing, if (i) during the last 17 days of the 60-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (ii) prior to the expiration of the 60-day restricted period, the Company announces that it will release earnings results during the 16-day period following the last day of the 60-day restricted period, then in each case the restrictions imposed by this Agreement will continue to apply until the expiration of the 18-day period beginning on the date of the release of the earnings results or the occurrence of material news or a material event relating to the Company, as the case may be, unless the Representative waives, in writing, such extension.

(j) The Company has caused certain of its executive officers and each director of the Company to furnish to the Representative, on or prior to the date of this Agreement, a letter or letters, substantially in the form attached hereto as Exhibit C (the “Lockup Agreement”). During the Lock-Up Period (as defined in the Lockup Agreement), the Company will enforce all agreements between the Company and any of its security holders that restricts or prohibits, expressly or in operation, the offer, sale or transfer of the securities subject thereto or any of the other actions restricted or prohibited under the terms thereof.

(k) The Company will apply the net proceeds of its sale of the Securities as set forth in the Registration Statement, the General Disclosure Package and the Prospectus.

(l) The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Preferred Stock.

(m) The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Securities, except as may be allowed by law.

(n) The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1933 Act, the Exchange Act and the 1940 Act within the time periods required by such act, rule or regulation. To the extent the distribution of Securities has been completed, the Company will not be required to provide the Underwriters with reports it is required to file with the Commission under the Exchange Act.

(o) The Company and the Underwriters will obtain a no objection letter from FINRA regarding the fairness and reasonableness of the underwriting terms and arrangements.

6. Conditions to the Underwriters’ Obligations. The obligations of the Underwriters to purchase the Securities on the Closing Date and the Option Securities, if any, on the Option Closing Date are subject to the accuracy, as of the Applicable Time, the Closing Date or the Option Closing Date, as the case may be, of the representations and warranties of the Company, the Adviser and the Administrator contained herein, and to the performance by the Company of its covenants and obligations hereunder and to the following additional conditions:

(a) The Registration Statement and all post-effective amendments thereto shall have become effective and the Prospectus shall have been filed as required by Rules 430A, 430B, 430C or 497 under the 1933 Act, as applicable, within the time period prescribed by, and in compliance with, the Rules and Regulations, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representative and complied with to its reasonable satisfaction. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the 1933 Act shall have been taken or, to the knowledge of the Company, shall be contemplated or threatened by the Commission and no injunction, restraining order or order of any nature by a Federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Securities.

(b) The Representative shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinions and negative assurance of Bass, Berry & Sims PLC, counsel for the Company (the “Company Counsel”) dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Representative in form and substance reasonably satisfactory to the Representative.

(c) The Representative shall have received from K&L Gates LLP, special 1940 Act counsel for the Company (“1940 Act Counsel”) an opinion dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters, regarding matters relating to the 1940 Act and the Advisers Act and other matters relating to the Adviser substantially in form and substance reasonably satisfactory to the Representative.

(d) The Representative shall have received from Dechert LLP, counsel to Underwriters (“Underwriters’ Counsel”) an opinion dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative.

(e) The Representative shall have received, on each of the date hereof, the Closing Date and, if applicable, the Option Closing Date, the letter dated the date hereof, the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to the Representative, of PricewaterhouseCoopers, LLP, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters, delivered in accordance with Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the financial statements and certain financial and statistical information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(f) Each of the Company, the Adviser and the Administrator shall have furnished to the Representative, on the Closing Date and, if applicable, the Option Closing Date, as the case may be, a certificate substantially in the form of Exhibit 6(f).

(g) The Lockup Agreements described in Section 5(j) are in full force and effect.

(h) Each of the Company, the Adviser and the Administrator shall have furnished to the Representative such further certificates and documents as the Representative may reasonably require for the purpose of enabling the Underwriters to pass upon the issuance and sale of the Securities as herein contemplated.

(i) The Securities and Option Securities, if any, shall have been approved for listing on NASDAQ, subject to notice of official issuance.

The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects satisfactory to the Representative and to Underwriters’ Counsel.

If any of the conditions hereinabove provided for in this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representative by notifying the Company of such termination in writing at or prior to the Closing Date or the Option Closing Date, as the case may be.

In such event, the Company and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 4 and 7 hereof).

7. Indemnification and Contribution.

(a) The Company, the Adviser and the Administrator, jointly and severally, agree to indemnify and hold harmless the Underwriters, the directors, officers, employees and agents of the Underwriters and each person who controls the Underwriters within the meaning of either Section 15 of the 1933 Act or Section 20 of the Exchange Act:

(i) against any and all loss, liability, claim, damage and expense whatsoever, arising out of any untrue or alleged untrue statement of a material fact contained in the Registration Statement for the Securities as originally filed or in any amendment thereof (and including any post-effective amendment), the General Disclosure Package or the Prospectus or in any sales material (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that any such settlement is effected with the written consent of the Company; and

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representative), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use in the Registration Statement (or any amendment thereto), or the General Disclosure Package, any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: (i) their names and (ii) the fourth paragraph, the eighth through eleventh paragraphs and the thirteenth paragraph of text under the caption “Underwriting.”

(b) Each Underwriter severally agrees to indemnify and hold harmless the Company, the Adviser and the Administrator, each of their respective directors, each of their respective officers who sign the Registration Statement, and each person who controls the Company, the Adviser and the Administrator within the meaning of either Section 15 of the 1933 Act or Section 20 of the Exchange Act, to the same extent as the indemnity from the Company, the Adviser and the Administrator to the Underwriters set forth in Section 7(a)(i) and the proviso thereto, but only with reference to written information relating to the Underwriters furnished to the Company by or on behalf of the Underwriters specifically for inclusion in the documents referred to in the foregoing indemnity. The Underwriters agree to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any loss, claim, damage, liability or action to which they are entitled to indemnification pursuant to this Section 7(b). This indemnity agreement will be in addition to any liability which the Underwriters may otherwise have.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 7, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing. No indemnification provided for in Section 7 shall be available to any party who shall fail to give notice as provided in this Section 7(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 7. In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action. Such firm shall be designated in writing by the Representative in the case of parties indemnified pursuant to Section 7(a) and by the Company in the case of parties indemnified pursuant to Section 7(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding.

(d) To the extent the indemnification provided for in Section 7 is unavailable to or insufficient to hold harmless an indemnified party under Section 7(a) or (b) above in respect of any losses, liabilities, claims, damages or expenses (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Adviser and the Administrator on the one hand and the Underwriters on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, the Adviser or the Administrator on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company, the Adviser and the Administrator on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Adviser, the Administrator and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 7(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d),

(i) the Underwriters shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Securities purchased by the Underwriters and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e) Any contribution by the Company, the Adviser or the Administrator shall be subject to the requirements and limitations of Section 17(i) of the 1940 Act and Investment Company Act Release 11330.

8. Default by One or More Underwriters. If one or more of the Underwriters shall fail on the Closing Date or an Option Closing Date to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representative shall use reasonable efforts, within 36 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 36-hour period, then:

(a) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters; or

(b) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Option Closing Date which occurs after the Closing Date, the obligation of the Underwriters to purchase and of the Company to sell the Option Securities that were to have been purchased and sold on such Option Closing Date, shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section 8 shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of an Option Closing Date which is after the Closing Date, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, the Representative shall have the right to postpone the Closing Date or the relevant Option Closing Date, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 8.

9 Termination. This Agreement may be terminated by the Representative by notice to the Company (a) at any time prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to Option Securities) if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and the Subsidiaries taken as a whole, whether or not arising in the ordinary course of business, which the Representative deems to materially impair the investment quality of the Securities, (ii) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis (including, without limitation, an act of terrorism) or change in economic or political conditions, if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in the judgment of the Representative, materially impair the investment quality of the Securities, (iii) suspension of trading in securities generally on the NYSE or NASDAQ or limitation on prices (other than limitations on hours or numbers of days of trading), (iv) the declaration of a banking moratorium by United States or New York State authorities, (v) the suspension of trading of the Company’s preferred stock by NASDAQ (following the initiation of trading of the Securities on NASDAQ), the Commission, or any other governmental authority, or (vi) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in the opinion of the Representative has a material adverse effect on the securities markets in the United States; or (b) as provided in Section 6 of this Agreement.

10. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Section 4, Section 7, Section 10, Section 13, Section 15 and Section 16 shall survive the termination or cancellation of this Agreement.

11. Notices. All communications hereunder will be in writing and effective only on receipt, and will be mailed (postage prepaid, certified or registered mail, return receipt requested), delivered or transmitted by any standard form of telecommunication:

(a) if to the Underwriters:

Janney Montgomery Scott LLC

1717 Arch Street

Philadelphia, PA 19103

(215) 665-6197 (fax)

Attention: Cliff K. Booth

with an additional copy to:

Dechert LLP

1900 K Street, N.W.

Washington, D.C. 20006

(202) 261-3333

Attention: William J. Tuttle (which copy shall not constitute notice)

(b) if to the Company, the Adviser or the Administrator:

Gladstone Investment Corporation

1521 Westbranch Drive, Suite 100

McLean, VA 22102 (703) 287-5801(fax)

Attention: David Gladstone

with an additional copy to:

Bass, Berry & Sims PLC

150 Third Avenue South, Suite 2800

Nashville, TN 37201

(615) 742-2780 (fax)

Attention: Lori B. Morgan (which copy shall not constitute notice)

12. Successors. This Agreement has been and is made solely for the benefit of the Underwriters, the Company, the Adviser, the Administrator and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign merely because of such purchase.

13. No Fiduciary Duty. The Company hereby acknowledges that (a) the offering and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliate through which an Underwriter may be acting, on the other, (b) the Underwriters have not assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether any Underwriter has advised or is currently advising the Company on related or other matters), and (c) the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any Underwriter has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that any Underwriter has rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

14. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters with respect to the subject matter hereof.

15. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

16. Waiver of Jury Trial. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

17. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

18. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

19. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

[Remainder of Page Intentionally Blank]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Adviser, the Administrator and the Underwriters.

Very truly yours,

Gladstone Investment Corporation

By:	/s/ David Gladstone
Name:	David Gladstone
Title:	Chairman and Chief Executive Officer

Gladstone Management Corporation

By:	/s/ David Gladstone
Name:	David Gladstone
Title:	Chief Executive Officer

Gladstone Administration LLC

By:	/s/ Michael B. LiCalsi
Name:	Michael B. LiCalsi
Title:	President

The foregoing Agreement is hereby confirmed and accepted as of the date first-written above.

Janney Montgomery Scott LLC:

By:	/s/ John Nelson
Name:	John Nelson
Title:	Vice President

For itself and as Representative of the Underwriters named in Exhibit A hereto

[Signature Page to GAIN-Janney Underwriting Agreement]

EXHIBIT A

UNDERWRITERS

Name of Underwriter	Number of Initial Securities
Janney Montgomery Scott LLC	648,000
Sterne, Agee & Leach, Inc.	244,800
BB&T Capital Markets, a division of BB&T Securities, LLC	72,000
J.J.B. Hilliard, W.L. Lyons, LLC	201,600
Wunderlich Securities, Inc.	201,600
Ladenburg Thalmann & Co. Inc.	72,000

Total	1,440,000

EXHIBIT B

PRICE-RELATED INFORMATION

Number of Initial Securities:      1,440,000

Number of Option Securities:    216,000

Per Share
Public offering price	$25.000
Sales load (underwriting discounts and commissions)	$0.875
Proceeds to the Company, before expenses	$24.125
Dividend Yield:	6.75%
Pricing Date:	November 5, 2014
Closing Date (T+5):	November 13, 2014
Liquidation Preference:	$25.00 per share plus accumulated and unpaid dividends
Mandatory Redemption Date	December 31, 2021

Net proceeds after payment of underwriting discounts and commissions and estimated expenses of the offering payable by the Company will be approximately $34.5 million.

EXHIBIT C

FORM OF LOCK-UP AGREEMENT

Janney Montgomery Scott LLC

As representative of the several underwriters named in Exhibit A of the Underwriting Agreement

1717 Arch Street

Philadelphia, PA 19103

Ladies and Gentlemen:

The undersigned understands that Janney Montgomery Scott LLC, as representative (the “Representative”) of the several underwriters (the “Underwriters”), proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Gladstone Investment Corporation (the “Company”), providing for the public offering by the Underwriters, including the Representative, of preferred stock, $0.001 par value per share (the “Securities”), of the Company (the “Public Offering”). Capitalized terms that are used but not defined herein have the respective meanings ascribed to them in the Underwriting Agreement.

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned agrees that, without the prior written consent of the Representative, the undersigned will not, directly or indirectly, offer, sell, pledge, contract to sell (including any short sale), grant any option to purchase or otherwise dispose of any shares of Securities (including the Securities and shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”), which may be deemed to be beneficially owned by the undersigned on the date hereof in accordance with the rules and regulations of the Securities and Exchange Commission, the Securities and Common Stock that may be issued upon exercise of a stock option or warrant and any other security convertible into or exchangeable for the Securities or Common Stock) or enter into any Hedging Transaction (as defined below) relating to the Securities or Common Stock (each of the foregoing referred to as a “Disposition”) during the period specified in the following paragraph (the “Lock-Up Period”). The foregoing restriction is expressly intended to preclude the undersigned from engaging in any Hedging Transaction or other transaction which is designed to or reasonably expected to lead to or result in a Disposition during the Lock-Up Period even if the securities would be disposed of by someone other than the undersigned. “Hedging Transaction” means any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Securities or Common Stock.

The initial Lock-Up Period will commence on the date hereof and continue until, and include, the date that is 60 days after the date of the final prospectus supplement relating to the Public Offering (the “Initial Lock-Up Period”); provided, however, that if (1) during the last 17 days of the Initial Lock-Up Period, (A) the Company releases earnings results or (B) material news or a material event relating to the Company occurs, or (2) prior to the expiration of the Initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of the release of the earnings results or the occurrence of material news or a material event relating to the Company, as the case may be, unless the Representative waives in writing, such extension. Notwithstanding the foregoing, if the Company has “actively traded securities” within the meaning of Rule 139 of the Securities Act of 1933, as amended, or otherwise satisfies the requirements set forth in Rule 139 that would permit the Representative or any underwriter to publish issuer-specific research reports pursuant to Rule 139, the Lock-Up Period shall not be extended upon the occurrence of (1) or (2) above.

Notwithstanding the foregoing, the undersigned may (a) transfer the Securities and Common Stock acquired in open market transactions by the undersigned after the completion of the Public Offering, (b) transfer any or all of the Securities and Common Stock or other Company securities if the transfer is by (i) gift, will or intestacy, or (ii) distribution to partners, members or shareholders of the undersigned; provided, however, that in the case of a transfer pursuant to clause (b) above, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding the securities subject to the provisions of this Lock-Up Agreement, and (c) transfer Common Stock pursuant to any written plan meeting the requirements of Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) in effect on or prior to the date of this Lock-Up Agreement relating to the sale of the undersigned’s Common Stock.

Notwithstanding anything herein to the contrary, the undersigned may enter into a written plan meeting the requirements of Rule 10b5-1 under the Exchange Act (a “New 10b5-1 Plan”) after the date of this Lock-Up Agreement relating to the sale of the undersigned’s Securities or Common Stock, provided that the New 10b5-1 Plan does not provide for the transfer of the undersigned’s Securities or Common Stock during the Lock-Up Period.

The undersigned agrees that the Company may, and that the undersigned will, (i) with respect to any Securities or other Company securities for which the undersigned is the record holder, cause the transfer agent for the Company to note stop transfer instructions with respect to such securities on the transfer books and records of the Company and (ii) with respect to any Securities or other Company securities for which the undersigned is the beneficial holder but not the record holder, cause the record holder of such securities to cause the transfer agent for the Company to note stop transfer instructions with respect to such securities on the transfer books and records of the Company.

In addition, the undersigned hereby waives any and all notice requirements and rights with respect to registration of securities pursuant to any agreement, understanding or otherwise setting forth the terms of any security of the Company held by the undersigned, including any registration rights agreement to which the undersigned and the Company may be a party; provided that such waiver shall apply only to the proposed Public Offering, and any other action taken by the Company in connection with the proposed Public Offering.

The undersigned hereby agrees that, to the extent that the terms of this Lock-Up Agreement conflict with or are in any way inconsistent with any registration rights agreement to which the undersigned and the Company may be a party, this Lock-Up Agreement supersedes such registration rights agreement.

Notwithstanding anything herein to the contrary, if the closing of the Public Offering has not occurred prior to November 30, 2014, this agreement shall be of no further force or effect.

[Signature Page Follows]

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Signature:

Print Name:

Exhibit 6(f) – Officer Certificates

COMPANY OFFICERS’ CERTIFICATE

The undersigned, the duly qualified and elected Chief Executive Officer and Chief Financial Officer of Gladstone Investment Corporation, a Delaware corporation (the “Company”), do hereby certify in such capacity and on behalf of the Company, pursuant to Section 6(f) of the Underwriting Agreement dated November 5, 2014 (the “Underwriting Agreement”) among the Company, Gladstone Management Corporation, a Delaware corporation, Gladstone Administration LLC, a Delaware limited liability company, and Janney Montgomery Scott LLC, as representative of the several underwriters named in Exhibit A thereto (collectively, the “Underwriters”), providing for the offer and sale by the Company to the Underwriters of 1,440,000 shares of Preferred Stock, hereby certify that they are authorized to execute this Officers’ Certificate in the name of and on behalf of the Company. Each of the undersigned also hereby certifies, on behalf of the Company in his respective capacity as Chief Executive Officer or Chief Financial Officer, that:

(i)	the representations and warranties of the Company in the Underwriting Agreement are true and correct in all material respects with the same force and effect as though expressly made at and as of the date hereof;

(ii)	the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the date hereof under or pursuant to the Underwriting Agreement;

(iii)	no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to our knowledge, are contemplated by the Commission; and

(iv)	there has not been, since November 5, 2014 or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to November 5, 2014), any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business.

Each of Bass, Berry & Sims PLC, K&L Gates LLP and Dechert LLP is entitled to rely upon this certificate in connection with the respective opinions given by such firms pursuant to the Underwriting Agreement.

Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Underwriting Agreement.

By:
Name: David Gladstone
Title: Chief Executive Officer
Date: November [•], 2014

By:
Name: David Watson
Title: Chief Financial Officer
Date: November [•], 2014

ADVISER OFFICER’S CERTIFICATE

The undersigned, the duly qualified and elected Chief Executive Officer of Gladstone Management Corporation, a Delaware corporation registered as an investment adviser (the “Adviser”), does hereby certify in such capacity and on behalf of the Adviser, pursuant to Section 6(f) of the Underwriting Agreement dated November 5, 2014 (the “Underwriting Agreement”) among the Adviser, Gladstone Investment Corporation, a Delaware corporation, Gladstone Administration LLC, a Delaware limited liability company, and Janney Montgomery Scott LLC, as representative of the several underwriters named in Exhibit A thereto (collectively, the “Underwriters”), providing for the offer and sale by the Company to the Underwriters of 1,440,000 shares of Preferred Stock, that he is authorized to execute this certificate in the name and on behalf of the Adviser. The undersigned also hereby certifies, on behalf of the Adviser in his capacity as Chief Executive Officer of the Adviser, that:

(i)	the representations and warranties of the Adviser in Section 1 and Section 2 of the Underwriting Agreement are true and correct in all material respects on and as of the date hereof, with the same force and effect as if expressly made on and as of the date hereof; and

(ii)	the Adviser has complied with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to the Underwriting Agreement at or prior to the date hereof.

Each of Bass, Berry & Sims PLC, K&L Gates LLP and Dechert LLP is entitled to rely upon this certificate in connection with the respective opinions given by such firms pursuant to the Underwriting Agreement.

Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Underwriting Agreement.

By:
Name: David Gladstone
Title: Chief Executive Officer
Date: November [•], 2014

ADMINISTRATOR OFFICER CERTIFICATE

The undersigned, the duly qualified and elected President of Gladstone Administration LLC, a Delaware limited liability company (the “Administrator”), does hereby certify in such capacity and on behalf of the Administrator, pursuant to Section 6(f) of the Underwriting Agreement dated November 5, 2014 (the “Underwriting Agreement”) by and among the Administrator, Gladstone Investment Corporation, a Delaware corporation, Gladstone Management Corporation, a Delaware corporation, and Janney Montgomery Scott LLC, as representative of the several underwriters named in Exhibit A thereto (collectively, the “Underwriters”), providing for the offer and sale by the Company to the Underwriters of 1,440,000 shares of Preferred Stock, that he is authorized to execute this certificate in the name and on behalf of the Administrator. The undersigned also hereby certifies, on behalf of the Administrator in his capacity as President of the Administrator, that:

(i)	the representations and warranties of the Administrator in Section 1 and Section 2 of the Underwriting Agreement are true and correct in all material respects on and as of the date hereof, with the same force and effect as if expressly made on and as of the date hereof; and

(ii)	the Administrator has complied with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to the Underwriting Agreement at or prior to the date hereof.

Each of Bass, Berry & Sims PLC, K&L Gates LLP and Dechert LLP is entitled to rely upon this certificate in connection with the respective opinions given by such firms pursuant to the Underwriting Agreement.

Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Underwriting Agreement.

By:
Name: Michael B. LiCalsi
Title: President
Date: November [•], 2014